Exhibit 23.7

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the incorporation by reference to our firm’s reserves report dated February 23, 2024, containing information relating to Talos Energy Inc.’s estimated reserves as of December 31, 2023, into this Registration Statement on Form S-3 of the Company, including any amendments thereto.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Richard B. Talley, Jr.
Richard B. Talley, Jr.
Chief Executive Officer

Houston, Texas

March 12, 2024